Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 18, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Tropical PC, Inc.

Dear Sirs:

We were previously the principal auditors for Tropical PC, Inc., and we reported on the financial statements of Tropical PC, Inc., for the period from inception, September 22, 2004 to December 31, 2008. We have read Tropical PC, Inc.'s statements under Item 4 of its amended Form 8-K/A, dated August 18, 2009, and we agree with such statements.

For the most recent fiscal period through to August 12, 2009, there have been no disagreements between Tropical PC, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
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    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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